The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(3)

Registration No. 333-272398

Subject to completion, dated June 21, 2023

Preliminary Prospectus Supplement

(to Prospectus dated June 2, 2023)

MamaMancini’s Holdings, Inc.

6,281,085 Common Shares
Offered by the Selling Stockholders

This prospectus supplement relates to solely to the offer and resale by the selling stockholders (“Selling Stockholders”) named herein, on a resale basis, an aggregate of up to 6,281,085 shares (the “Selling Stockholder Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), of MamaMancini’s Holdings, Inc., a Nevada corporation (the “Company”). The Selling Stockholders have granted the underwriter a 30-day option to purchase up to 942,163 additional shares of Common Stock at the public offering price, less underwriting discounts and commissions. See “Underwriting” on page S-9.

We will not receive any of the proceeds from the sale or other disposition of the Selling Stockholder Shares by the Selling Stockholder(s).

Our Common Stock is listed on The Nasdaq Capital Market under the ticker symbol “MMMB”. On June 16, 2023, the closing sale price of our Common Stock as reported by The Nasdaq Capital Market was $3.00 per share.

	Per share	Total
Public Offering Price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to the Selling Shareholders	$	$

(1)	We refer to “Underwriting beginning on page S-9 of this prospectus supplement for additional information regarding underwriter compensation.

We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements as required. You should read this entire prospectus supplement and any corresponding amendments or supplements carefully before you make your investment decision.

An investment in our securities is subject to various risks. See the section entitled “Risk Factors” in this prospectus supplement on page S-6, in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on June 2, 2023, in our Registration Statement on Form S-1, as amended, originally filed with the SEC on February 28, 2023 and in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, as well as in any of our subsequent filings with the SEC, and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the shares of Common Stock will be made to investors in book-entry form through The Depository Trust Company on or about      , 2023.

Sole Book Running Manager

Lake Street

Prospectus Supplement dated        , 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated June 2, 2023 including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this “prospectus”, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

The rules of the SEC allow us to incorporate information by reference into this prospectus supplement. This information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Documents by Reference.” You should read both the accompanying prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. For investors outside the United States, the underwriters in this offering, we and the Selling Stockholders have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

We have not, and the Selling Stockholders and the underwriter have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. We, the selling stockholders and the underwriter take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any sale of shares of our Common Stock.

When used in this prospectus supplement and the accompanying prospectus, the terms the “Company,” “we,” “our” and “us” refer to MamaMancini’s Holdings, Inc. and its subsidiaries, unless otherwise specified or the context otherwise requires.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended” (the “Exchange Act”). The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors referenced in the sections entitled “Risk Factors” in this prospectus supplement on page S-6, in our Registration Statement on Form S-1, as amended, originally filed with the SEC on February 28, 2023 and in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, as well as in any of our subsequent filings with the SEC, and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:

●	the adequacy of our liquidity to pursue our business objectives;
●	reliance on a limited number of customers;
●	loss or retirement of key executives, including prior to identifying a successor;
●	adverse economic conditions or intense competition;
●	pricing pressures in the market and lack of control over the pricing of raw materials and freight;
●	entry of new competitors and products;
●	adverse federal, state and local government regulation (including, but not limited to, the FDA);
●	liability related to the consumption of our products
●	ability to secure placement of our products in key retail locations;
●	our ability to integrate acquisitions and related businesses;
●	wage and price inflation;
●	maintenance of quality control; and
●	issues related to the enforcement of our intellectual property rights.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the in the sections entitled “Risk Factors” in this prospectus supplement on page S-6, in our Registration Statement on Form S-1, as amended, originally filed with the SEC on February 28, 2023 and in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, as well in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as in subsequent reports filed by us with the SEC, including on Forms 10-K, 10-Q and 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless otherwise stated, all information contained in this prospectus supplement assumes or gives effect to no exercise by the underwriters of their over-allotment option.

Overview

MamaMancini’s roots go back to our founder Dan Dougherty, whose grandmother Anna “Mama” Mancini emigrated from Bari, Italy to Bay Ridge, Brooklyn in 1921. Our products were developed using her old-world Italian recipes that were handed down to her grandson, Dan Dougherty. Today we market a line of all-natural specialty prepared, refrigerated foods for sale in retailers around the country. Our primary products include beef and turkey meatballs, meat loaf, chicken, sausage-related products and pasta entrees.

Our products are all natural, contain a minimum number of ingredients and are generally derived from the original recipes of Anna “Mama” Mancini. Our products appeal to health-conscious consumers who seek to avoid artificial flavors, synthetic colors and preservatives that are used in many conventional packaged foods.

Our products are principally sold to supermarkets, club chains and mass-market retailers. We currently have more than 50 primary product offerings across our beef, chicken, salad & olive portfolios which are packaged in different sized retail and bulk packages. Our products are principally sold in the deli section of the supermarket, including hot bars, salad bars, prepared foods (meals), sandwich, as well as cold deli and foods-to-go sections. Our products are also sold in the fresh meat section. We sell directly to both food retailers and food distributors.

Finally, we also sell our products on QVC through live on-air offerings, auto ship programs and for everyday purchases on their web site. QVC is the world’s largest direct to consumer marketer.

Our Strengths

We believe that the following strengths differentiate our products and our brand:

●	Authentic recipes and great taste. Our MamaMancini’s products are founded upon Anna “Mama” Mancini’s old-world Italian recipes. We believe the authenticity of our products has enabled us to build and maintain loyalty and trust among our current customers and will help us attract new customers. Additionally, we continuously receive positive customer testimonials regarding the great taste and quality of our products.

●	Healthy and convenient. Our products are made only from high quality natural ingredients, including domestic inspected beef, whole Italian tomatoes, genuine imported Pecorino Romano, real eggs, natural breadcrumbs, olive oil and other herbs and spices. Our products are also simple to prepare. Virtually every product we offer is ready-to-serve within 12 minutes, thereby providing quick and easy meal solutions for our customers. By including the sauce and utilizing a tray with our packaging, our meatballs can be prepared quickly and easily.

●	Great value. We strive to provide our customers with a great tasting product using all-natural ingredients at an affordable price. Typical retail prices range from $5.99 to $9.99 for products sold in fresh meat sections, delis or hot bars. We believe the sizes of our product offerings represent a great value for the price.

S-3

●	New products and innovation. Since our inception, we have continued to introduce new and innovative products. While we pride on ourselves on our traditional beef and turkey meatballs and meat loaf, we have continuously made efforts to grow and diversify our line of products while maintaining our high standards for all natural, healthy ingredients and great taste. Fiscal Year 2022 introductions of Meal-For-One ready to eat home meals and our Meatballs-in-a-Cup snack are examples of continued product innovation. Our new lines of chicken cutlets, breaded chicken products and gourmet pasta salads and savory olive products will be a natural extension to our national customers and club stores.

●	Key Market Concentration. Through the acquisition of T&L Creative Salads and Olive Branch products (collectively, “T&L”) (see our current Report on Form 8-K dated December 30, 2021 filed with the SEC on December 30, 2021), MamaMancini’s believes it is now deeply established in the New York-New Jersey-Connecticut tristate metro market with strong new distribution to delis, independent end retailers, bagel shops and provision distributors. MamaMancini’s products will fit well into the needs of this market extending our brand. In addition, our legacy MamaMancini’s national distribution footprint allows our new T&L and Olive Branch products to gain broader national distribution.

Corporate Information

MamaMancini’s Holdings, Inc. (formerly Mascot Properties, Inc.) was incorporated in the State of Nevada on July 22, 2009. Our principal executive office is located at 25 Branca Road, East Rutherford, NJ 07073. Our telephone number is (201) 531-1212. Our website is located at https://www.mamamancinis.com. The information contained on or connected to our website is not incorporated by reference in, and is not a part of, this prospectus supplement. We have included our website address as a factual reference and do not intend it to be an active link to our website. You should not rely on such information in making your decision whether to purchase our securities.

S-4

THE OFFERING

Common Stock offered by the selling stockholders:

6,281,085 shares of Common Stock

The shares are offered and sold by the selling stockholders identified in this prospectus supplement. See “Selling Stockholders” on page S-8 of this prospectus supplement. We will not be selling any shares of Common Stock in this offering, therefore the offering will not result in any dilution of equity ownership to our existing stockholders.

Option to purchase additional shares of Common Stock

The selling stockholders have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 942,163 shares of their Common Stock.

Total number of shares outstanding prior to the offering:	36,484,777 shares of Common Stock as of June 20, 2023. The number of shares of Common Stock outstanding will not change as a result of this offering.

Use of proceeds:	The Selling Stockholders will receive all of the net proceeds from this offering and we will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders pursuant to this prospectus supplement. See “Use of Proceeds” and “Selling Stockholders.”

Nasdaq symbol:	“MMMB”

Risk factors:

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the sections captioned “Risk Factors” contained in our filings that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The number of shares of Common Stock outstanding prior to the offering is based on 36,484,777 shares of our Common Stock outstanding as of June 20, 2023, and excludes 689,000 shares of our Common Stock issuable upon the exercise of stock options outstanding as of December 31, 2022, at prices ranging from $0.39 to $1.48 per share.

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information” for more information. The risks described these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements and Projections.”

Risks Related to the Common Shares Offered by the Selling Stockholders

If the Selling Stockholders sell significant amounts of our common shares, or the perception exists that these sales could occur, such events could cause our common share price to decline.

This prospectus covers the resale from time to time by the Selling Stockholders of up to 7,223,248 shares of our Common Stock. Once the registration statement of which this prospectus is a part is declared effective, all of these shares will be available for resale in the public market. If the Selling Stockholders sell significant amounts of their shares of Common Stock following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common shares could decline. Further, the perception of these sales could impair our ability to raise additional capital through the sale of our equity securities.

The proceeds from the sale of our Common STock by the Selling Stockholders in this offering will not be available to us.

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders in this offering. The Selling Stockholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the Selling Stockholders will be available to us for our use.

S-6

USE OF PROCEEDS

We are not selling any securities under this prospectus supplement and we will not receive any proceeds from the sale of the shares covered hereby. The net proceeds from the sale of the shares offered by this prospectus supplement will be received by the Selling Stockholders. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred by us in effecting the registration of the shares covered by this prospectus supplement, including all registration and filing fees and fees and expenses of our counsel and auditors.

S-7

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our articles of incorporation (as amended) and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part.

General

Our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.00001 per share, and 50,000,000 shares of preferred stock, par value $0.00001 per share. As of May 26, 2023, we had 36,317,857 shares of Common Stock outstanding and 54,600 shares of Series B Preferred Stock outstanding. The Company had previously issued shares of Series A Preferred Stock, (described in greater detail below) all of which have all been converted to Common Stock as of the date hereof.

Common Stock

Voting Rights and Election of Directors

Except as otherwise provided by law or by resolution adopted by the Board of Directors (the “Board of Directors”) designating the rights, powers and preferences of any series of preferred stock, holders of our Common Stock have the exclusive right to vote for the election of directors and for all other purposes. All shares of Common Stock are entitled to one vote per share and do not have any cumulative voting rights.

An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Except as otherwise required by our articles of incorporation (as amended), other matters are decided by the affirmative vote of a majority of the shares of stock represented at a meeting and entitled to vote on the subject matter. Any director or the entire Board of Directors may be removed, with or without cause, by holders of a majority of the voting power of the outstanding shares of the Common Stock. Notwithstanding the provisions of NRS Sec. 78.335, a vacancy on the Board of Directors caused by any such removal may be filled by a majority of the remaining directors even if less than a quorum, at any time before the end of the unexpired term.

Dividends

Subject to the rights of holders of any then outstanding shares of our preferred stock, our Common Stockholders are entitled to any dividends that may be declared by our Board of Directors, each share of our Common Stock is entitled to equal dividends and distributions per share with respect to the Common Stock when, as and if declared by our Board of Directors.

Other Rights and Preferences

Holders of Common Stock have no preemptive or conversion rights or other subscription rights.

S-8

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution or winding-up, the holders of Common Stock would be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and the satisfaction of any liquidation preferences granted to the holders of outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All outstanding shares of Common Stock are fully paid and non-assessable.

Listing

Our common shares are currently traded on The Nasdaq Capital Market under the symbol “MMMB.” As of June 16, 2023, the last reported closing price of our common shares on the Nasdaq Global Market was $3.00.

Transfer Agent

The transfer agent and registrar for our Common Stock is Equity Stock Transfer, LLC.

Preferred Stock

On June 2, 2015, the Board of Directors authorized the issuance of up to 120,000 shares, par value $0.00001 per share, of Series A Preferred Stock, all of which were converted to shares of our Common Stock on July 27, 2017. On July 15, 2022, the Board of Directors authorized the issuance of up to 200,000 shares, par value $0.00001 per share, of Series B Preferred Stock,

Currently, the only series of preferred stock which we have outstanding is our Series B Preferred Stock. In addition to our Series B Preferred Stock, our Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our Board of Directors is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our Board of Directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise.

Series A Preferred Stock

On September 8, 2015, the Company filed a Second Amended and Restated Series A Convertible Preferred Stock Certificate of Designation. Thereafter, the Company conducted closings of a private placement offering of a minimum of $1,000,000 of 20 units (the “Minimum Offering”) up to $10,000,000 or 200 units of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) and warrants to purchase the Company’s Common Stock, par value $0.00001 per share to accredited investors. Each Unit, comprised (i) five hundred (500) shares of Series A Preferred (“Unit Shares”), convertible into the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) at a conversion price of $1.25 per share and (ii) one (1) Warrant to purchase 100% of the number of Conversion Shares (as defined below) initially issuable upon conversion of the Unit Shares to the purchaser at the exercise price of $1.25 per share.

Each registered holder of Unit Shares shall have the right, at any time commencing after the issuance, to convert the stated value ($100 per Unit Share) of such shares, as well as accrued but unpaid declared dividends on the Series A Preferred (collectively “Conversion Amount”) into fully paid and non-assessable shares of Common Stock of the Company (the “Conversion Shares”). The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal the Conversion Amount to be converted divided by the conversion price then in effect. The conversion price of the Series A Preferred was $0.675, subject to adjustment (the “Conversion Price”). The Warrant included in each Unit entitles the registered holders thereof to purchase up to the number of shares of Common Stock (“Warrant Shares”) that is equal to 100% of the number of Conversion Shares initially issuable upon conversion of the Unit Shares issued to the purchaser. The Warrants were for a term of five (5) years and were exercisable at a price of $0.675 per Warrant Share. All Warrants have expired as of this date and none remain exercisable.

S-9

The Certificate of Designations of the Company’s Series A Preferred stock provided that the Series A Preferred will automatically convert into Common Stock at the Conversion Price then in effect if at any time (i) the Company’s Common Stock should be listed on a Principal Trading Market (as defined in the Certificate of Designations) or (ii) (a) the Volume Weighted Average Price of the Common Stock (as defined in the Certificate of Designations) during any ten consecutive trading days is at least $1.0125 if no reverse split has occurred or the equivalent price on an “as adjusted” basis if a reverse split has occurred and (b) the shares of Common Stock underlying the Series A Preferred have been registered on a Registration Statement on Form S-1 with the SEC or such shares are eligible for resale under Rule 144 of the Securities Act of 1933, as amended.

Effective July 27, 2017, the Company delivered a Notice of Conversion to all holders of Series A Preferred Stock whereby as of the effective date of the Notice all issued and outstanding shares of Series A Preferred stock were converted into Company Common Stock in accordance with the terms of the Series A Preferred stock Certificate of Designation. From July 27, 2017, no shares of Series A Preferred stock are issued and outstanding and all Warrants issued in connection with this offering expired as of November 20, 2020.

Series B Preferred Stock

The Company has designated 200,000 shares of preferred stock, $0.00001 par value per share, as Series B Preferred, Stock of which 54,600 shares are currently outstanding. The holders of the Series B Preferred Stock shall be entitled to receive, upon liquidation, dissolution or winding up of the Company, the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series B Preferred Stock if such shares had been converted to Common Stock immediately prior to such liquidation.

Holders of the Series B Preferred Stock are entitled to receive cumulative cash dividends at an annual rate of eight (8) percent. Holders of the Series B Preferred Stock shall have no voting rights. Each share of Series B Preferred Stock shall be convertible, at the option of the holder, into shares of Common Stock at a rate of one (1) share of Series B Preferred Stock into 15 shares of Common Stock.

The Company can force holders of shares of Series B Preferred Stock to convert their shares at a price of $2.00 per share of Common Stock beginning six months after the Original Issue Date if the Common Stock has a closing price of $2.00 or higher on 20 consecutive trading days of any 30-day trading period. Beginning 18 months after the Original Issue Date, the Company can force holders to convert at a 20% discount to the most recent 20-day average closing price per share of Common Stock. The Company also has the right to cause a conversion following a Fundamental Change (as defined in the Certificate of Designation for Series B Preferred Stock).

At any time on or after the date six months after the Original Issue Date, the Company shall have the right, at its option, to give notice of its election to redeem all outstanding shares of Class B Preferred Stock at the Redemption Price (as defined in the Certificate of Designation for Series B Preferred Stock) in effect on the date selected by the Company. “Redemption Price” shall mean (i) for the period from and after six months from the Original Issue Date until eighteen months from the Original Issue Date, $2.50 plus accrued and unpaid dividends; (ii) for the period from and after the second anniversary of the Original Issue Date until the day immediately preceding the third anniversary of the Original Issue Date, $3.00 plus accrued and unpaid dividends; and (iii) from and after the third anniversary of the Original Issue Date, $3.50 plus accrued and unpaid dividends.

Nevada Anti-Takeover Law, Provisions of our Articles of Incorporation and Bylaws

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of May 31, 2023, we have less than 100 stockholders of record who are residents of Nevada.

S-10

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation (as amended) and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control of our company or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

Among other things, our amended articles of incorporation (as amended) and amended and restated bylaws:

●	permit our Board of Directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;
●	provide that the authorized number of directors may be changed by resolution of the Board of Directors and the affirmative vote of a majority of the outstanding shares;
●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
●	A vacancy on the Board of Directors caused by any such removal may be filled by a majority of the remaining directors at any time before the end of the unexpired term.
●	provide that a special meeting of stockholders entitled to vote at such meeting may only be called by the Chairman of the Board of Directors, the President (if he is also a member of the Board of Directors) or the Board of Directors, to be held at such date, time and place, if any, either within or outside the State of Nevada as may be determined by such person or persons calling the meeting and stated in the notice of the meeting. A special meeting shall be called by the President or the Secretary upon receipt of one or more written demands (which shall state the purpose or purposes therefore) signed and dated by the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue(s) that may be properly proposed to be considered at the special meeting. If no place is designated in the notice, the place of the meeting shall be the principal office of the Corporation;
●	provide that our by-laws may be amended or repealed by our Board of Directors or the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an election of directors;
●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and
●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

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SELLING STOCKHOLDERS

The Selling Stockholders are offering for resale 6,281,085 shares of Common Stock. The Selling Stockholders may sell some, all or none of the shares offered by this prospectus. Because the number of shares the Selling Stockholders may offer and sell is not presently known, we cannot estimate the number of warrants or shares that will be held by the Selling Stockholders after completion of this offering. The following table, however, sets forth the number of shares of Company Common Stock beneficially owned, as of the date of this prospectus supplement, by the Selling Stockholders prior to the offering contemplated by this prospectus supplement and the number of shares each selling stockholder would own beneficially if the maximum number of shares offered hereunder are sold.

None of the Selling Stockholders are known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

The information set forth in the table below is based upon written representations from the Selling Stockholders. Beneficial ownership of the Selling Stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The following table sets forth (i) the names of each Selling Stockholder, (ii) the number of shares of our Common Stock beneficially owned by each Selling Stockholder before the offering, (iii) the number of shares that may be offered under this prospectus, (iv) the number of shares of our Common Stock beneficially owned by each such Selling Stockholder assuming all of the shares covered hereby are sold and (v) the percentage of shares beneficially owned before and after the offering, which is based on approximately 36,317,852 shares of our Common Stock outstanding as of June 20, 2023. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

Except as set forth in the footnotes below, to our knowledge, the Selling Stockholders listed in the table below do not have, and during the three years prior to the date of this prospectus supplement have not had, any position, office, or other material relationships with us or any of our affiliates other than as a stockholder.

Please see the section titled “Plan of Distribution” in the accompanying prospectus for further information regarding the Selling Stockholder’s method of distributing these shares.

	Shares of Common Stock Owned Prior	Shares of Common Stock	Shares of Common Stock	Percentage of Common Stock Owned
	to	to be	Owned After	After
Name	the Offering	Sold (1)	the Offering	the Offering

Carl T. Wolf (2)(3)	4,187,345	4,138,070	49,275	[*	]

Wolf 2023 Family Trust	3,085,178	3,085,178	0	0%

Total	7,272,523	7,223,248	49,275	[*	]

[*]	Less than one (1) percent

(1)	Assumes the sale of all shares of Common Stock registered pursuant to this prospectus. The Selling Stockholders are under no obligation known to us to sell any shares of Common Stock at this time.

(2)	Includes 49,275 shares jointly owned by the Selling Shareholder and his spouse.

(3)	On March 5, 2012, the Company entered into an Employment Agreement with Mr. Wolf as Chief Executive Officer, which was most recently renewed for a period of one year on March 5, 2022. He resigned from his position of CEO on September 5, 2022 and from his position of Chairman on January 31, 2023

Past and Current Relationships with Selling Stockholders

Carl Wolf is the former Chief Executive Officer and Chairman of our Company. He resigned from his position of CEO on September 5, 2022 and from his position of Chairman on January 31, 2023. On March 5, 2012, the Company entered into an Employment Agreement with Mr. Carl Wolf as Chief Executive Officer, which was most recently renewed for a period of one year on March 5, 2022. Upon his separation from the Company Mr. Wolf was entitled to receive certain termination payments of $240,000, which were paid in February 2023.

S-12

UNDERWRITING

The Selling Stockholders are offering the shares of Common Stock described in this prospectus supplement through the underwriter listed below. Lake Street Capital Markets, LLC (“Lake Street”) is acting as sole book-running manager of this offering and representative of the underwriter. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of Common Stock listed below from the Selling Stockholders. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Lake Street Capital Markets, LLC	6,281,085
Total	6,281,085

The underwriters have advised us that they propose to offer the shares of Common Stock to the public at a price of $        per share. The underwriters propose to offer the shares of Common Stock to certain dealers at the same price, less a concession of not more than $ per share. After the offering, these figures may be changed by the underwriters.

The shares sold in this offering are expected to be ready for delivery on or about                , 2023, against payment in immediately available funds. The underwriters may reject all or part of any order.

The Selling Stockholders have granted to the underwriters an option to purchase up to an additional 942,163 shares of Common Stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option at any time and from time to time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option from the Selling Stockholders.

The table below summarizes the underwriting discounts that the Selling Stockholders will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

The Selling Stockholders have agreed to pay up to $100,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that the Selling Stockholders have agreed to reimburse are not included in the underwriting discounts set forth in the table below.

Except as disclosed in this prospectus supplement, the underwriters have not received and will not receive from us or the Selling Stockholders any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over- Allotment	Total with Over- Allotment
Underwriting discount to be paid by the Selling Stockholders	$	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $       . This includes $100,000 of fees and expenses of the underwriters in respect of this offering. These expenses are payable by the Selling Stockholders.

S-13

We and the Selling Stockholders also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Indemnification

Pursuant to the terms of the underwriting agreement, we, the Selling Stockholders and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our Common Stock for their own account by selling more shares of Common Stock than the Selling Stockholders have sold to the underwriters. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our Common Stock to the extent that it discourages resales of our Common Stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market-making transactions in our Common Stock on The Nasdaq Capital Market. Passive market-making consists of displaying bids on The Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market-making may stabilize the market price of our Common Stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

None of we, the Selling Stockholders nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, none of we, the Selling Stockholders nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriter may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and the prospectus supplement and accompanying prospectus online and place orders online or through their financial advisors.

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Electronic Offer, Sale, and Distribution

In connection with this offering, the underwriter or certain of securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of securities for sale to its online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet websites maintained by any the underwriter. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MMMB.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equity Stock Transfer, LLC.

Selling Restrictions

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares of our Common Stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Common Stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

S-15

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our Common Stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase any shares of our Common Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Common Stock in, from or otherwise involving the United Kingdom.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA and its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA and its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), nor do they purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

S-16

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document that complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions. This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

General Non-U.S. Legend

This prospectus supplement is for use solely in connection with the proposed offering in certain jurisdictions. This prospectus supplement is not to be distributed in any other jurisdiction and is not to be used in connection with any offer of, or any invitation or solicitation by or on behalf of the Company to subscribe for or purchase, securities in any other jurisdiction. This prospectus supplement is personal to each offeree and does not constitute an offer to any person or to the public generally to subscribe for or otherwise acquire the securities. Distribution of this prospectus supplement to any person other than the prospective investor and any person retained to advise such prospective investor with respect to its purchase is unauthorized.

Delivery of this prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein.

The distribution of this prospectus supplement in certain jurisdictions may be restricted by law. You must inform yourself about, and observe, any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the securities or possess or distribute this prospectus supplement and must obtain any consent, approval or permission required for your purchase, offer or sale of the securities under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales. We and the underwriters are not making an offer of, or invitation to purchase, any of the securities to any person in any jurisdiction in which such offer or solicitation would be unlawful.

This prospectus supplement has not been submitted to the review or registration procedures of any regulatory authority outside the United States. The offering of the securities pursuant to this prospectus supplement has not been approved or recommended by any governmental securities regulator.

S-17

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus will be passed upon for us by the Law Offices of Robert Diener, Haiku, Hawaii. Akerman LLP, Los Angeles, California, is representing the underwriter in connection with this offering. The Law Offices of Robert Diener is representing the Selling Stockholders in connection with this offering.

EXPERTS

Rosenberg, Rich Baker Berman, P.A., independent registered public accounting firm, has audited our consolidated financial statements, including the consolidated balance sheets as of January 31, 2023 and 2022, and the related consolidated statements of income, stockholders’ equity, and cash flows and related notes included in the prospectus.

S-18

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Some information contained in this prospectus supplement updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) following the date of the registration statement that contains this prospectus supplement but prior to the effectiveness of such registration statement, or (ii) after the date of this prospectus supplement and prior to the time that all the securities offered by this prospectus are sold (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended January 31, 2023, filed with the SEC on April 26, 2023;
●	our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, filed with the SEC on June 13, 2023;
●	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended April 30, 2023, filed with the SEC on June 21, 2023;
●	our Current Reports on Form 8-K filed with the SEC on March 9, 2023 and February 1, 2023;
●	our Definitive Proxy Statement filed with the SEC on June 15, 2023; and
●	the description of our Common Stock contained in our registration statement on Form 8-A, including any amendment or report filed with the SEC for the purpose of updating such description; and all reports and other documents we subsequently file (excluding, however, information we furnish to the SEC) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of this prospectus supplement and prior to its effectiveness, and (ii) after the date of this prospectus supplement and prior to the termination of any offering under this registration statement.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any applicable prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

MamaMancini’s Holdings, Inc.

25 Branca Road

East Rutherford, NJ 07073

Attention: Chief Financial Officer

(201) 532-1212

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement.

In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC’s website at http://www.sec.gov. To receive copies of public records not posted to the SEC’s website at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

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PROSPECTUS

MamaMancini’s Holdings, Inc.

7,223,248 Common Shares
Offered by the Selling Stockholders

This prospectus relates to solely to the offer and resale by the selling stockholders (“Selling Stockholders) named herein, on a resale basis, an aggregate of up to 7,223,248 shares (the “Selling Stockholder Shares”) of Common Stock, par value $0.00001 per share (the “Common Stock”), of MamaMancini’s Holdings, Inc., a Nevada corporation (the “Company”).

We will not receive any of the proceeds from the sale or other disposition of the Selling Stockholder Shares by the Selling Stockholder(s).

The Selling Stockholder(s) may sell or otherwise dispose of the Selling Stockholder Shares in a number of different ways and at varying prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part in either a secondary public offering or private transactions. We provide more information about how the Selling Stockholder(s) may sell or otherwise dispose of the Selling Stockholder Shares in the section entitled “Plan of Distribution” on page 11. The Selling Stockholders are identified in “Selling Stockholders on page 10. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Selling Stockholder Shares will be borne by the Selling Stockholder(s). The Selling Stockholders have also agreed to reimburse us for the expenses incurred by the Company relating to the registration of the Selling Stockholder Shares with the U.S. Securities and Exchange Commission.

Our Common Stock trades on The Nasdaq Capital Market under the ticker symbol “MMMB”. On May 31, 2023, the closing sale price of our Common Stock as reported by The Nasdaq Capital Market was $2.50 per share.

An investment in our securities is subject to various risks. See the section entitled “Risk Factors” in this prospectus on page 5, in our Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (“SEC”) on February 28, 2023 and in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, as well as in any of our subsequent filings with the Securities and Exchange Commission (“SEC”), and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2023.

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act of 1933 (the “Securities Act”), the Selling Stockholders may, at any time, and from time to time, offer and sell up to an aggregate of 7,223,248 shares of Common Stock in one or more offerings, including through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus, to the extent necessary.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Where You Can Find More Information,” “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” before making an investment decision.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus or any prospectus supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any such supplements as if we had authorized it. This prospectus and any such supplements do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in, or incorporated by reference in, this prospectus, any such supplements, or free writing prospectuses is, or will be, accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since then.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended” (the “Exchange Act”). The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors referenced in the sections entitled “Risk Factors” in this prospectus on page 5, in our Registration Statement on Form S-1, as amended, originally filed with the SEC on February 28, 2023 and in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, as well as in any of our subsequent filings with the SEC, and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:

●	the adequacy of our liquidity to pursue our business objectives;
●	reliance on a limited number of customers;
●	loss or retirement of key executives, including prior to identifying a successor;
●	adverse economic conditions or intense competition;
●	pricing pressures in the market and lack of control over the pricing of raw materials and freight;
●	entry of new competitors and products;
●	adverse federal, state and local government regulation (including, but not limited to, the FDA);
●	liability related to the consumption of our products
●	ability to secure placement of our products in key retail locations;
●	our ability to integrate acquisitions and related businesses;
●	wage and price inflation;
●	maintenance of quality control; and
●	issues related to the enforcement of our intellectual property rights.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the in the sections entitled “Risk Factors” in this prospectus on page 5, in our Registration Statement on Form S-1, as amended, originally filed with the SEC on February 28, 2023 and in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, as well in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as in subsequent reports filed by us with the SEC, including on Forms 10-K, 10-Q and 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

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PROSPECTUS SUMMARY

The following summary contains basic information about offerings pursuant to this prospectus. It may not contain all the information that is important to you. For a more complete understanding of offerings pursuant to this prospectus, we encourage you to read this entire prospectus and the documents to which we have referred in this prospectus, together with any accompanying prospectus supplements or free writing prospectuses, including the risks set forth under the captions “Risk Factors” in this prospectus, beginning on page 5, in our Registration Statement on Form S-1, as amended, originally filed with the SEC on February 28, 2023 and in our Annual Report on Form 10-K for the year ended January 31, 2023 filed with the SEC on April 26, 2023, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information” for more information. Throughout this prospectus, we refer to MamaMancini’s Holdings, Inc. and its consolidated subsidiaries as the “Company,” “we,” “us,” “our,” “MamaMancini’s” and “MamaMancini’s Holdings.”

THE COMPANY

MamaMancini’s roots go back to our founder Dan Dougherty, whose grandmother Anna “Mama” Mancini emigrated from Bari, Italy to Bay Ridge, Brooklyn in 1921. Our products were developed using her old-world Italian recipes that were handed down to her grandson, Dan Dougherty. Today we market a line of all-natural specialty prepared, refrigerated foods for sale in retailers around the country. Our primary products include beef and turkey meatballs, meat loaf, chicken, sausage-related products and pasta entrees.

Our products are all natural, contain a minimum number of ingredients and are generally derived from the original recipes of Anna “Mama” Mancini. Our products appeal to health-conscious consumers who seek to avoid artificial flavors, synthetic colors and preservatives that are used in many conventional packaged foods.

Our products are principally sold to supermarkets, club chains and mass-market retailers. We currently have more than 50 primary product offerings across our beef, chicken, salad & olive portfolios which are packaged in different sized retail and bulk packages. Our products are principally sold in the deli section of the supermarket, including hot bars, salad bars, prepared foods (meals), sandwich, as well as cold deli and foods-to-go sections. Our products are also sold in the fresh meat section. We sell directly to both food retailers and food distributors.

Finally, we also sell our products on QVC through live on-air offerings, auto ship programs and for everyday purchases on their web site. QVC is the world’s largest direct to consumer marketer.

Our Strengths

We believe that the following strengths differentiate our products and our brand:

●	Authentic recipes and great taste. Our MamaMancini’s products are founded upon Anna “Mama” Mancini’s old-world Italian recipes. We believe the authenticity of our products has enabled us to build and maintain loyalty and trust among our current customers and will help us attract new customers. Additionally, we continuously receive positive customer testimonials regarding the great taste and quality of our products.

●	Healthy and convenient. Our products are made only from high quality natural ingredients, including domestic inspected beef, whole Italian tomatoes, genuine imported Pecorino Romano, real eggs, natural breadcrumbs, olive oil and other herbs and spices. Our products are also simple to prepare. Virtually every product we offer is ready-to-serve within 12 minutes, thereby providing quick and easy meal solutions for our customers. By including the sauce and utilizing a tray with our packaging, our meatballs can be prepared quickly and easily.

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●	Great value. We strive to provide our customers with a great tasting product using all-natural ingredients at an affordable price. Typical retail prices range from $5.99 to $9.99 for products sold in fresh meat sections, delis or hot bars. We believe the sizes of our product offerings represent a great value for the price.

●	New products and innovation. Since our inception, we have continued to introduce new and innovative products. While we pride on ourselves on our traditional beef and turkey meatballs and meat loaf, we have continuously made efforts to grow and diversify our line of products while maintaining our high standards for all natural, healthy ingredients and great taste. Fiscal Year 2022 introductions of Meal-For-One ready to eat home meals and our Meatballs-in-a-Cup snack are examples of continued product innovation. Our new lines of chicken cutlets, breaded chicken products and gourmet pasta salads and savory olive products will be a natural extension to our national customers and club stores.

●	Key Market Concentration. Through the acquisition of T&L Creative Salads and Olive Branch products (collectively, T&L”) (see our current Report on Form 8-K dated December 30, 2021 filed with the SEC on December 30, 2021), MamaMancini’s believes it is now deeply established in the New York-New Jersey-Connecticut tristate metro market with strong new distribution to delis, independent end retailers, bagel shops and provision distributors. MamaMancini’s products will fit well into the needs of this market extending our brand. In addition, our legacy MamaMancini’s national distribution footprint allows our new T&L and Olive Branch products to gain broader national distribution.

Corporate Information

MamaMancini’s Holdings, Inc. (formerly Mascot Properties, Inc.) was incorporated in the State of Nevada on July 22, 2009. Our principal executive office is located at 25 Branca Road, East Rutherford, NJ 07073. Our telephone number is (201) 531-1212. Our website is located at https://www.mamamancinis.com. The information contained on or connected to our website is not incorporated by reference in, and is not a part of, this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. You should not rely on such information in making your decision whether to purchase our securities.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the sections titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information” for more information. The risks described these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements and Projections.”

Risks Related to the Common Shares Offered by the Selling Stockholders

If the Selling Stockholders sell significant amounts of our common shares, or the perception exists that these sales could occur, such events could cause our common share price to decline.

This prospectus covers the resale from time to time by the Selling Stockholders of up to 7,223,248 of our common shares. Once the registration statement of which this prospectus is a part is declared effective, all of these shares will be available for resale in the public market. If the Selling Stockholders sell significant amounts of our common shares following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common shares could decline. Further, the perception of these sales could impair our ability to raise additional capital through the sale of our equity securities.

The proceeds from the sale of our common shares by the Selling Stockholders in this offering will not be available to us.

We will not receive any proceeds from the sale of our common shares by the Selling Stockholders in this offering. The Selling Stockholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the Selling Stockholders will be available to us for our use.

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USE OF PROCEEDS

We are registering the resale of the 7,223,248 shares of Common Stock offered by the Selling Stockholders. All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by them for their respective accounts. We are not selling any securities under this prospectus and will not receive any proceeds from the sales covered hereby. The net proceeds from the sale of the Selling Stockholder Shares will be received by the Selling Stockholders.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Selling Stockholder Shares will be borne by the Selling Stockholder(s). We will pay all other expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Selling Stockholder Shares with the SEC.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our articles of incorporation (as amended) and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.00001 per share, and 50,000,000 shares of preferred stock, par value $0.00001 per share. As of May 26, 2023, we had 36,317,857 shares of Common Stock outstanding and 54,600 shares of Series B Preferred Stock outstanding. The Company had previously issued shares of Series A Preferred Stock, (described in greater detail below) all of which have all been converted to Common Stock as of the date hereof.

Common Stock

Voting Rights and Election of Directors

Except as otherwise provided by law or by resolution adopted by the Board of Directors (the “Board of Directors”) designating the rights, powers and preferences of any series of preferred stock, holders of our Common Stock have the exclusive right to vote for the election of directors and for all other purposes. All shares of Common Stock are entitled to one vote per share and do not have any cumulative voting rights.

An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Except as otherwise required by our articles of incorporation (as amended), other matters are decided by the affirmative vote of a majority of the shares of stock represented at a meeting and entitled to vote on the subject matter. Any director or the entire Board of Directors may be removed, with or without cause, by holders of a majority of the voting power of the outstanding shares of the Common Stock. Notwithstanding the provisions of NRS Sec. 78.335, a vacancy on the Board of Directors caused by any such removal may be filled by a majority of the remaining directors even if less than a quorum, at any time before the end of the unexpired term.

Dividends

Subject to the rights of holders of any then outstanding shares of our preferred stock, our Common Stockholders are entitled to any dividends that may be declared by our Board of Directors, each share of our Common Stock is entitled to equal dividends and distributions per share with respect to the Common Stock when, as and if declared by our Board of Directors.

Other Rights and Preferences

Holders of Common Stock have no preemptive or conversion rights or other subscription rights.

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Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution or winding-up, the holders of Common Stock would be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and the satisfaction of any liquidation preferences granted to the holders of outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All outstanding shares of Common Stock are fully paid and non-assessable.

Listing

Our common shares are currently traded on The Nasdaq Capital Market under the symbol “MMMB.” As of June 16, 2023, the last reported closing price of our common shares on the Nasdaq Global Market was $3.00.

Transfer Agent

The transfer agent and registrar for our Common Stock is Equity Stock Transfer, LLC.

Preferred Stock

On June 2, 2015, the Board of Directors authorized the issuance of up to 120,000 shares, par value $0.00001 per share, of Series A Preferred Stock, all of which were converted to shares of our Common Stock on July 27, 2017. On July 15, 2022, the Board of Directors authorized the issuance of up to 200,000 shares, par value $0.00001 per share, of Series B Preferred Stock,

Currently, the only series of preferred stock which we have outstanding is our Series B Preferred Stock. In addition to our Series B Preferred Stock, our Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our Board of Directors is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our Board of Directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise.

Series A Preferred Stock

On September 8, 2015, the Company filed a Second Amended and Restated Series A Convertible Preferred Stock Certificate of Designation. Thereafter, the Company conducted closings of a private placement offering of a minimum of $1,000,000 of 20 units (the “Minimum Offering”) up to $10,000,000 or 200 units of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) and warrants to purchase the Company’s Common Stock, par value $0.00001 per share to accredited investors. Each Unit, comprised (i) five hundred (500) shares of Series A Preferred (“Unit Shares”), convertible into the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) at a conversion price of $1.25 per share and (ii) one (1) Warrant to purchase 100% of the number of Conversion Shares (as defined below) initially issuable upon conversion of the Unit Shares to the purchaser at the exercise price of $1.25 per share.

Each registered holder of Unit Shares shall have the right, at any time commencing after the issuance, to convert the stated value ($100 per Unit Share) of such shares, as well as accrued but unpaid declared dividends on the Series A Preferred (collectively “Conversion Amount”) into fully paid and non-assessable shares of Common Stock of the Company (the “Conversion Shares”). The number of Conversion Shares issuable upon conversion of the Conversion Amount shall equal the Conversion Amount to be converted divided by the conversion price then in effect. The conversion price of the Series A Preferred was $0.675, subject to adjustment (the “Conversion Price”). The Warrant included in each Unit entitles the registered holders thereof to purchase up to the number of shares of Common Stock (“Warrant Shares”) that is equal to 100% of the number of Conversion Shares initially issuable upon conversion of the Unit Shares issued to the purchaser. The Warrants were for a term of five (5) years and were exercisable at a price of $0.675 per Warrant Share. All Warrants have expired as of this date and none remain exercisable.

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The Certificate of Designations of the Company’s Series A Preferred stock provided that the Series A Preferred will automatically convert into Common Stock at the Conversion Price then in effect if at any time (i) the Company’s Common Stock should be listed on a Principal Trading Market (as defined in the Certificate of Designations) or (ii) (a) the Volume Weighted Average Price of the Common Stock (as defined in the Certificate of Designations) during any ten consecutive trading days is at least $1.0125 if no reverse split has occurred or the equivalent price on an “as adjusted” basis if a reverse split has occurred and (b) the shares of Common Stock underlying the Series A Preferred have been registered on a Registration Statement on Form S-1 with the SEC or such shares are eligible for resale under Rule 144 of the Securities Act of 1933, as amended.

Effective July 27, 2017, the Company delivered a Notice of Conversion to all holders of Series A Preferred Stock whereby as of the effective date of the Notice all issued and outstanding shares of Series A Preferred stock were converted into Company Common Stock in accordance with the terms of the Series A Preferred stock Certificate of Designation. From July 27, 2017, no shares of Series A Preferred stock are issued and outstanding and all Warrants issued in connection with this offering expired as of November 20, 2020.

Series B Preferred Stock

The Company has designated 200,000 shares of preferred stock, $0.00001 par value per share, as Series B Preferred, Stock of which 54,600 shares are currently outstanding. The holders of the Series B Preferred Stock shall be entitled to receive, upon liquidation, dissolution or winding up of the Company, the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series B Preferred Stock if such shares had been converted to Common Stock immediately prior to such liquidation.

Holders of the Series B Preferred Stock are entitled to receive cumulative cash dividends at an annual rate of eight (8) percent. Holders of the Series B Preferred Stock shall have no voting rights. Each share of Series B Preferred Stock shall be convertible, at the option of the holder, into shares of Common Stock at a rate of one (1) share of Series B Preferred Stock into 15 shares of Common Stock.

The Company can force holders of shares of Series B Preferred Stock to convert their shares at a price of $2.00 per share of Common Stock beginning six months after the Original Issue Date if the Common Stock has a closing price of $2.00 or higher on 20 consecutive trading days of any 30-day trading period. Beginning 18 months after the Original Issue Date, the Company can force holders to convert at a 20% discount to the most recent 20-day average closing price per share of Common Stock. The Company also has the right to cause a conversion following a Fundamental Change (as defined in the Certificate of Designation for Series B Preferred Stock).

At any time on or after the date six months after the Original Issue Date, the Company shall have the right, at its option, to give notice of its election to redeem all outstanding shares of Class B Preferred Stock at the Redemption Price (as defined in the Certificate of Designation for Series B Preferred Stock) in effect on the date selected by the Company. “Redemption Price” shall mean (i) for the period from and after six months from the Original Issue Date until eighteen months from the Original Issue Date, $2.50 plus accrued and unpaid dividends; (ii) for the period from and after the second anniversary of the Original Issue Date until the day immediately preceding the third anniversary of the Original Issue Date, $3.00 plus accrued and unpaid dividends; and (iii) from and after the third anniversary of the Original Issue Date, $3.50 plus accrued and unpaid dividends.

Nevada Anti-Takeover Law, Provisions of our Articles of Incorporation and Bylaws

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of May 31, 2023, we have less than 100 stockholders of record who are residents of Nevada.

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The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation (as amended) and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control of our company or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

Among other things, our amended articles of incorporation (as amended) and amended and restated bylaws:

●	permit our Board of Directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;
●	provide that the authorized number of directors may be changed by resolution of the Board of Directors and the affirmative vote of a majority of the outstanding shares;
●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
●	A vacancy on the Board of Directors caused by any such removal may be filled by a majority of the remaining directors at any time before the end of the unexpired term.
●	provide that a special meeting of stockholders entitled to vote at such meeting may only be called by the Chairman of the Board of Directors, the President (if he is also a member of the Board of Directors) or the Board of Directors, to be held at such date, time and place, if any, either within or outside the State of Nevada as may be determined by such person or persons calling the meeting and stated in the notice of the meeting. A special meeting shall be called by the President or the Secretary upon receipt of one or more written demands (which shall state the purpose or purposes therefore) signed and dated by the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue(s) that may be properly proposed to be considered at the special meeting. If no place is designated in the notice, the place of the meeting shall be the principal office of the Corporation;
●	provide that our by-laws may be amended or repealed by our Board of Directors or the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an election of directors;
●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and
●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

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SELLING STOCKHOLDERS

The Selling Stockholders are offering for resale, from time to time, up to an aggregate of 7,223,248 shares of Common Stock. The Selling Stockholders may sell some, all or none of the shares offered by this prospectus. Because the number of shares the Selling Stockholders may offer and sell is not presently known, we cannot estimate the number of warrants or shares that will be held by the Selling Stockholders after completion of this offering. The following table, however, sets forth the number of shares of Company Common Stock beneficially owned, as of the date of this prospectus, by the Selling Stockholders prior to the offering contemplated by this prospectus and the number of shares each selling stockholder would own beneficially if the maximum number of shares offered hereunder are sold.

None of the Selling Stockholders are known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

The information set forth in the table below is based upon written representations from the Selling Stockholders. Beneficial ownership of the Selling Stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The following table sets forth (i) the names of each Selling Stockholder, (ii) the number of shares of our Common Stock beneficially owned by each Selling Stockholder before the offering, (iii) the number of shares that may be offered under this prospectus, (iv) the number of shares of our Common Stock beneficially owned by each such Selling Stockholder assuming all of the shares covered hereby are sold and (v) the percentage of shares beneficially owned before and after the offering, which is based on approximately 36,317,852 shares of our Common Stock outstanding as of May 26, 2023. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholders regarding the sale or other disposition of any shares]. Because a Selling Stockholder may sell, some or none of the shares of Common Stock that it holds that are covered by this prospectus, and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of shares of our Common Stock that will be held by a Selling Stockholder upon the termination of the offering. The information set forth in the following table regarding the beneficial ownership after the resale of shares is based upon the assumption that the Selling Stockholders will sell all of the shares of Common Stock covered by this prospectus.

Except as set forth in the footnotes below, to our knowledge, the Selling Stockholders listed in the table below do not have, and during the three years prior to the date of this prospectus have not had, any position, office, or other material relationships with us or any of our affiliates other than as a stockholder.

Please see the section titled “Plan of Distribution” in this prospectus for further information regarding the Selling Stockholder’s method of distributing these shares.

	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	Percentage of Common Stock Owned
	Owned Prior to	to be	Owned After	After
Name	the Offering	Sold (1)	the Offering	the Offering

Carl T. Wolf (2)(3)	4,187,345	4,138,070	49,275	[*]

Wolf 2023 Family Trust	3,085,178	3,085,178	0	0%

Total	7,272,523	7,223,248	49,275	[*]

[*]	Less than one (1) percent

	(1)	Assumes the sale of all shares of Common Stock registered pursuant to this prospectus. The Selling Stockholders are under no obligation known to us to sell any shares of Common Stock at this time.

	(2)	Includes 49,275 shares jointly owned by the Selling Shareholder and his spouse.

	(3)	On March 5, 2012, the Company entered into an Employment Agreement with Mr. Wolf as Chief Executive Officer, which was most recently renewed for a period of one year on March 5, 2022. He resigned from his position of CEO on September 5, 2022 and from his position of Chairman on January 31, 2023

Past and Current Relationships with Selling Stockholders

Carl Wolf is the former Chief Executive Officer and Chairman of our Company. He resigned from his position of CEO on September 5, 2022 and from his position of Chairman on January 31, 2023. On March 5, 2012, the Company entered into an Employment Agreement with Mr. Carl Wolf as Chief Executive Officer, which was most recently renewed for a period of one year on March 5, 2022. Upon his separation from the Company Mr. Wolf was entitled to receive certain termination payments of $240,000, which were paid in February 2023.

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PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Common Stock on any stock exchange, market or trading facility on which shares of our Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	one or more underwritten offerings on a firm commitment or best efforts basis;
●	block trades in which the broker-dealer will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	distributions or transfers to their members, partners or shareholders;
●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
●	through trading plans entered into by a Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	through agents;
●	through broker-dealers who may agree with the Selling Stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share;
●	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our shares of Common Stock; and
●	a combination of any such methods of sale or any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our Common Stock owned by it and, if the Selling Stockholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock, as applicable, from time to time, under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus.

In connection with the sale of shares of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out any short positions, or loan or pledge shares of our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Stockholders from the sale of shares of our Common Stock offered by it will be the purchase price of such shares of our Common Stock less discounts or commissions, if any. The Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

There can be no assurance that the Selling Stockholders will sell all or any of the shares of our Common Stock offered by this prospectus. The Selling Stockholders also may in the future resell a portion of our Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholders is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Stockholders may solicit offers to purchase shares of our Common Stock directly from, and they may sell such shares of our Common Stock directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement to the extent required.

It is possible that one or more underwriters may make a market in our shares of our Common Stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our shares of our Common Stock. Our common is listed on NASDAQ under the symbol “MMMB”.

The Selling Stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase shares of our Common Stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Stockholders pay for solicitation of these contracts. The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Stockholders, or perform services for us or the Selling Stockholders, in the ordinary course of business.

The Selling Stockholders may use this prospectus in connection with resales of shares of our Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Common Stock and any material relationships between us and the Selling Stockholders. The Selling Stockholders may be deemed to be an underwriter under the Securities Act in connection with shares of our Common Stock it resells and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of shares of our Common Stock.

As an entity, the Selling Stockholders may elect to make an in-kind distribution of Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of shares of our Common Stock to be offered and sold pursuant to this prospectus.

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LEGAL MATTERS

Certain legal matters in connection with the validity of the securities offered by this prospectus will be passed upon for us by the Law Offices of Robert Diener. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules of MamaMancini’s Holdings, Inc. and its subsidiaries as of January 31, 2023 and 2022 and for each of the years in the two-year period ended January 31, 2023 incorporated in this prospectus and in the registration statement by reference from the Annual Report on Form 10-K for the year ended January 31, 2023 have been audited by Rosenberg Rich Baker Berman P.A., an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. We also make our SEC filings available, free of charge, on or through our website at www.mamamancinis.com. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement, or (ii) after the date of this prospectus and prior to the time that all the securities offered by this prospectus are sold (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended January 31, 2023, filed with the SEC on April 26, 2023;
●	our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, filed with the SEC on May 11, 2023;
●	our Current Reports on Form 8-K filed with the SEC on March 9, 2023 and February 1, 2023;
●	our Definitive Proxy Statement filed with the SEC on June 15, 2023; and
●	the description of our Common Stock contained in our registration statement on Form 8-A, including any amendment or report filed with the SEC for the purpose of updating such description; andall reports and other documents we subsequently file (excluding, however, information we furnish to the SEC) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of this prospectus and prior to its effectiveness, and (ii) after the date of this prospectus and prior to the termination of any offering under this registration statement.

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Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

MamaMancini’s Holdings, Inc.

25 Branca Road

East Rutherford, NJ 07073

Attention: Chief Financial Officer

(201) 532-1212

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.mamamancinis.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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7,223,248 Shares of Common Stock

Offered by the Selling Stockholders

MAMAMANCINI’S HOLDINGS, INC.

PROSPECTUS

JUNE 2, 2023